CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-03959 of Northrop Grumman Corporation on Form S-8 of our report dated April 20, 2005 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the Plan’s merger into the Northrop Grumman Savings Plan), appearing in this Annual Report on Form 11-K of the Northrop Grumman Electronic Sensors & Systems Sector Union Represented Employees Savings and Investment Plan for the period from January 1, 2004 to October 22, 2004.

/s/    DELOITTE & TOUCHE LLP

Los Angeles, California

April 20, 2005